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                                                                   Exhibit 10.11


                         Schedule of Individuals Who Are
                     Parties to an Indemnification Agreement



                               Richard A. Charpie
                                 Robert E. Curry
                               Thomas P. Mac Mahon
                                 James B. Powell
                               Susan E. Whitehead
                                Ernest A. Knesel
                                  Thomas Gahan
                                 James W. Geyer
                                William O. Green
                                 Eric W. Linsley
                                Steven C. McPhail

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                                 AUTOCYTE, INC.

                            INDEMNIFICATION AGREEMENT
                            -------------------------


         This Agreement dated ______________________ is between AutoCyte, Inc. (the "Company"), a Delaware corporation, and ______________________ (the "Indemnitee"), who is [an officer][a director][an officer and director] of the Company. Its purpose is to provide the maximum protection for the Indemnitee against personal liability arising out of his or her service to the Company so as to encourage the continuation of such service and the effective exercise of his or her business judgment in connection therewith.

         The parties hereto agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings hereafter assigned to them:

                  (a) CHANGE IN CONTROL: a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

                           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                           (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Company's Board of Directors (the "Board") and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (ii) or (iii) of this Section 1(a)) whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                           (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such


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         merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

                           (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (b) CLAIM: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                  (c) EXPENSES: include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

                  (d) INDEMNIFIABLE EVENT: any event or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.

                  (e) POTENTIAL CHANGE IN CONTROL: shall be deemed to have occurred if:

                           (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                           (ii) any person (as hereinabove defined), including the Company, publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control;

                           (iii) any person (as hereinabove defined), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (A) is or becomes the beneficial owner, (B) discloses directly or indirectly to the Company or publicly a plan or intention to become the beneficial owner, or (C) makes a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to securities to become the beneficial owner, directly or indirectly, of securities representing 9.9% or more of the combined voting power of the outstanding voting securities of the Company; or


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                           (iv)     the Board adopts a resolution to the effect
         that, for purposes of this Agreement, a potential change in control of the Company has occurred.

                  (f) REVIEWING PARTY: The person or body appointed by the Board pursuant to Section 2(b), which shall not be or include a person who is a party to the particular Claim for which the Indemnitee is seeking indemnification.

         2. Basic Indemnification Arrangement. (a) In the event that the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee to the fullest extent permitted by law as soon as practicable, but in any event no later than thirty days after written demand is presented to the Company, against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by the Indemnitee, the Company shall advance (within ten business days of such request) all Expenses to the Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by the Indemnitee against the Company or any director or officer of the Company (otherwise than to enforce his or her rights under this Agreement) unless the Company has consented in writing to the initiation of such Claim.

                  (b) In the event of any demand by the Indemnitee for indemnification hereunder or under the Company's Restated Certificate of Incorporation or By-laws, the Board shall designate a Reviewing Party, who shall, if there has been a Change of Control of the Company, be the special independent counsel referred to in Section 3 hereof. The obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 3 hereof is involved) that the Indemnitee is not permitted to be indemnified under applicable law, and the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee is not permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. If the Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee may be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee is not permitted to be indemnified under applicable law shall not be binding, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee is not permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the state of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any

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aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

         3. Change in Control. The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under the Company's Restated Certificate of Incorporation or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) who has not otherwise performed services for the Company within the last ten years (other than in connection with such matters) or for the Indemnitee. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee is permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel and to indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages relating to this Agreement or its engagement pursuant hereto.

         4. Establishment of Trust. In the event of a Potential Change in Control, the Company may create a trust for the benefit of the Indemnitee (either alone or together with one or more other indemnitees) and from time to time fund such trust in such amounts as the Board may determine to satisfy Expenses reasonably anticipated to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and all judgments, fines, penalties and settlement amounts of all Claims relating to an Indemnifiable Event from time to time paid or claimed, reasonably anticipated or proposed to be paid. The terms of any trust established pursuant hereto shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within ten business days of a request by the Indemnitee, all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement), (iii) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (iv) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be a person or entity satisfactory to the Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement.

         5. Indemnification for Additional Expenses. The Company shall indemnify the Indemnitee against all expenses (including attorneys' fees) and, if requested by the Indemnitee, shall (within ten business days of such request) advance such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any claim asserted against or action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-law or provision of the

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Company's Restated Certificate of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

         6. Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not for the total amount thereof, the Company shall indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of Claims relating to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         7. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

         8. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee's claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

         9. Non-exclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Restated Certificate of Incorporation and By-laws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Restated Certificate of Incorporation and By-laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.




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         10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

         11. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all such papers and do all such things as may be necessary or desirable to secure such rights.

         13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, provision of the Company's Restated Certificate of Incorporation, Company By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

         14. Binding Effect, Etc. This Agreement shall be binding and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the business or assets of the Company by written agreement expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

         15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.




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         16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.



                                    AUTOCYTE, INC.



                                    By:
                                        ----------------------------------------


                                    Title
                                          --------------------------------------




                                    --------------------------------------------
                                                   (Indemnitee)



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